Exhibit 5.1

Reed Smith LLP 599 Lexington Avenue 22nd Floor New York, NY, 10022 +1 212 521 5400 Fax +1 212 521 5450 reedsmith.com

September 30, 2021

SomaLogic, Inc.

2945 Wilderness Place,

Boulder, Colorado 80301

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 filed by SomaLogic, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on October 1, 2021 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the selling securityholders named and listed in the Registration Statement (the “Selling Securityholders”) of: (1) up to an aggregate of up to 10,533,333 shares of Common Stock, par value $0.0001 per share (“Common Stock”), of the Company, consisting of (a) up to 5,520,000 shares of Common Stock (the “Public Warrant Shares”) that are issuable upon the exercise of 5,520,000 public warrants to purchase Common Stock of the Company (the “Public Warrants”); and (b) up to 5,013,333 shares of Common Stock (the “Private Placement Warrant Shares”) that are issuable upon the exercise of 5,013,333 private placement warrants to purchase Common Stock of the Company (the “Private Placement Warrants”) following the public resale of the Private Placement Warrants by the Selling Securityholders pursuant to the prospectus included in the Registration Statement; (2) up to an aggregate of 48,413,333 shares of Common Stock consisting of (a) up to 36,500,000 shares of Common Stock (the “PIPE Shares”) issued in connection with a private placement described in more detail in the Registration Statement; (b) up to 6,900,000 shares of Common Stock (the “Founder Shares”) issued in connection with the consummation of the Company’s business combination (the “Business Combination”) as described in more detail in the Registration Statement; and (c) up to 5,013,333 Private Placement Warrant Shares issuable upon the exercise of the Private Placement Warrants; (3) up to 838,100 shares of Common Stock (the “Madryn Option Shares”) underlying options to purchase 838,100 shares of Common Stock (the “Madryn Options”); and (4) up to 5,013,333 Private Placement Warrants.

In connection with our opinion expressed below, we have also examined originals or copies of the prospectus prepared in connection with the Registration Statement (the “Prospectus”), the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Company’s Restated Bylaws (the “Bylaws”), the Warrant Agreement, dated February 22, 2021 (the “Warrant Agreement”), among the Company and Continental Stock Transfer & Trust Company, certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Certificate of Incorporation, the Bylaws, and the Warrant Agreement, and such other agreements, documents, certificates and statements of the Company, its transfer agent, its warrant agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or equity plans of the Company, to enable the Company to issue and deliver all of the shares of Common Stock to be sold by the Selling Securityholders pursuant to the Registration Statement and the Prospectus. We also have assumed that the Warrant Agreement, at the time of the exercise of the Public Warrants and Private Placement Warrants in exchange for Public Warrant Shares and Private Placement Warrant Shares, respectively, will be a valid and legally binding obligation of the Warrant Agent (as defined in the Warrant Agreement).

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law and, solely with respect to whether or not the Private Placement Warrants are the valid and binding obligations of the Company, the existing laws of the State of New York.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Private Placement Warrants:

1. The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignment for the benefit of creditors, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.

2. The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

We express no opinion regarding the effectiveness of any waiver or stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.

Based upon the foregoing, we are of the opinion that:

1. The Public Warrant Shares have been duly authorized and, when issued and delivered upon exercise of the Public Warrants in the manner and for the consideration stated in the Public Warrants, will be validly issued, fully paid and non-assessable.

2. The Private Placement Warrant Shares have been duly authorized and, when issued and delivered upon exercise of the Private Placement Warrants following the public resale of the Private Placement Warrants by the Selling Securityholders pursuant to the Prospectus in the manner and for the consideration stated in the Private Placement Warrants, will be validly issued, fully paid and non-assessable.

3. The PIPE Shares have been duly authorized and are validly issued, fully paid and non-assessable.

4. The Founder Shares have been duly authorized and are validly issued, fully paid and non-assessable.

5. The Madryn Option Shares have been duly authorized and, when issued and delivered upon exercise of the applicable Madryn Options in the manner and for the consideration stated in the applicable Madryn Option agreement, will be validly issued, fully paid and non-assessable.

6. The Private Placement Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with the sale of the securities to be sold by the Selling Securityholders pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very Truly Yours,

/s/ Reed Smith LLP

Reed Smith LLP